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                                                                    EXHIBIT 99.2

Consent of J. Ashley Dukes to be Named in Proxy Statement/Prospectus
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                             CONSENT TO BE NAMED IN
                           REGISTRATION STATEMENT OF
                     FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

     The undersigned hereby consents to be named as a director nominee in the Prospectus contained in the Registration Statement on Form S-4 of First Banking Company of Southeast Georgia.

                                                  /s/ J. ASHLEY DUKES
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                                          J. Ashley Dukes

                                          February 3, 1999
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                                          Date